Exhibit 99.1
TESORO CORPORATION REPORTS FIRST QUARTER 2017 RESULTS

•	Net earnings from continuing operations of $50 million, or $0.42 per diluted share, consolidated net earnings of $87 million and EBITDA of $423 million

•	Logistics operating income grew 26% year-over year to $150 million

•	Acquisition of Western Refining, Inc. approved by stockholders of both companies; transaction expected to close in second quarter

SAN ANTONIO - May 8, 2017 - Tesoro Corporation (NYSE:TSO) today reported first quarter net earnings from continuing operations attributable to Tesoro of $50 million, or $0.42 per diluted share, compared to $58 million, or $0.48 per diluted share a year ago. Consolidated net earnings were $87 million for the first quarter 2017 compared to $109 million for the same period last year. EBITDA for the first quarter 2017 was $423 million compared to $411 million last year. First quarter 2017 results included pre-tax costs associated with acquisitions of $19 million. First quarter 2016 results include a pre-tax loss of $147 million related to a lower of cost or market (LCM) inventory adjustment in the Refining segment.

	Three Months Ended March 31,
(Unaudited) ($ in millions, except per share data)	2017	2016
Operating Income (Loss)
Refining	$34	$(93)
TLLP	150	119
Marketing	133	227
Total Segment Operating Income	$317	$253
Net Earnings From Continuing Operations Attributable to Tesoro	$50	$58

Diluted EPS - Continuing Operations	$0.42	$0.48
Diluted EPS - Discontinued Operations	—	0.09
Total Diluted EPS	$0.42	$0.57

“We are pleased with the overall results of our integrated business for the quarter, notwithstanding severe weather across our business and a crude oil pipeline outage in Salt Lake City, which combined had an impact of approximately $40 million pre-tax,” said Greg Goff, Chairman and CEO. “We are excited about the transformation of Tesoro through our pending acquisition of Western Refining and the value creation as a result of synergies. We expect to close the transaction soon and look forward to sharing additional information regarding synergies and integration plans.”

SEGMENT RESULTS
REFINING. Refining segment operating income was $34 million for the first quarter 2017 compared to an operating loss of $93 million in 2016. Segment EBITDA was $181 million compared to $53 million in 2016. First quarter 2016 segment operating income and segment EBITDA included a pre-tax loss of $147 million related to a LCM inventory adjustment. The refining gross margin for the Company’s Salt Lake City refinery was negatively impacted by a weather related crude oil pipeline disruption.

The Tesoro Index(a) was $12.40 per barrel during the first quarter with a gross refining margin of $701 million, or $9.44 per barrel. This compares to the Tesoro Index of $12.15 per barrel with a gross refining margin of $540 million, or $7.59 per barrel in the first quarter 2016. Other than the LCM impact in the first quarter 2016, the year-over-year increase in gross refining margin reflects favorable market conditions and better operating performance. Total refinery throughput for the quarter was 825 thousand barrels per day, or 92% utilization, compared to 782 thousand barrels per day, or 89% utilization for 2016. Manufacturing costs in the first quarter 2017 were $5.67 per barrel compared to $5.55 per barrel a year ago, slightly higher in 2017 primarily a result of higher energy costs.

LOGISTICS. Logistics segment operating income increased to $150 million in the first quarter 2017 from $119 million a year ago and segment EBITDA increased to $210 million from $175 million last year. Results include approximately $3 million of acquisition costs related to TLLP’s North Dakota Gathering and Processing Assets acquisition which closed on January 1, 2017. The performance of Tesoro Logistics LP (NYSE: TLLP) was driven by contributions from the acquisitions of the North Dakota Gathering and Processing Assets, the Northern California Terminalling and Storage Assets completed in the fourth quarter 2016 and the Alaska Storage and Terminalling assets in the third quarter 2016. Results were partially offset by volume softness in the natural gas gathering and processing business due to production declines in the Rockies.

MARKETING. Marketing segment operating income was $133 million, segment EBITDA was $146 million and fuel margins were 9.6 cents per gallon in the first quarter 2017. This compares to operating income of $227 million, segment EBITDA of $239 million and fuel margins of 13.9 cents per gallon last year. Performance in the quarter was negatively impacted by lower fuel sales due to an abnormally rainy winter in California, partially offset by lower operating expenses. Tesoro continued to grow its branded station network by 3% to 2,513 with the addition of 77 stations over the last twelve months.

CORPORATE AND OTHER
Corporate and unallocated costs for the first quarter 2017 were $122 million and include $16 million of costs related to the pending acquisition and integration of Western Refining, Inc. (NYSE: WNR) announced in fourth quarter 2016. Net interest was $89 million in the first quarter 2017, which includes $17 million of additional interest related to the pending acquisition of Western Refining. The effective tax rate for the first quarter 2017 was 19.4%. Similar to the first quarter 2016, the tax rate in the quarter benefited from excess tax benefits related to equity compensation vesting of $14 million.

BALANCE SHEET AND CASH FLOW
Tesoro ended the first quarter with $2.3 billion in cash and cash equivalents, which includes $1.6 billion of proceeds from the senior notes issued during the fourth quarter related to the announced acquisition of Western Refining. This was down from $3.3 billion at the end of 2016 primarily due to TLLP’s $705 million acquisition of the North Dakota Gathering and Processing Assets. Tesoro has $2.0 billion of availability under its revolving credit facility and an additional $1.0 billion of availability under its new revolving credit facility that is contingent on the close of the Western Refining acquisition. As a result of the senior notes issuance in the fourth quarter 2016 to fund the Western Refining acquisition, total debt, net of unamortized issuance costs, was $6.6 billion or 44% of total capitalization at the end of the first quarter. Excluding TLLP debt and equity, total debt was $2.9 billion or 34% of total capitalization.

Capital spending for the first quarter 2017 was $181 million for Tesoro and $45 million for TLLP. Turnaround expenditures for the first quarter were $111 million. The Company now expects total capital expenditures for 2017 of approximately $1.1 billion given the delay in timing of permit approvals for the Company’s major projects. Total capital expenditures consist of $770 million at Tesoro and $325 million at TLLP. Expected turnaround expenditures for the full year 2017 continue to be $360 million.

The Company paid cash dividends of $65 million, or $0.55 per share, in the first quarter 2017. Additionally, Tesoro today announced that its board of directors has declared a quarterly cash dividend of $0.55 per share payable on June 15, 2017 to all holders of record as of May 19, 2017. Tesoro continues to maintain a strong balance sheet while investing in high-return capital projects, pursuing strategic acquisitions and returning cash to shareholders.

STRATEGIC UPDATE
WESTERN REFINING. In March, stockholders of both Tesoro and Western Refining voted to approve Tesoro’s expected acquisition of Western Refining. At separate special stockholders' meetings, Tesoro stockholders approved the issuance of shares of Tesoro common stock in connection with the expected acquisition, and stockholders of Western Refining approved the adoption of the previously disclosed agreement and plan of merger. Tesoro remains committed to delivering $350 to $425 million in annual synergies from operational improvements, value chain optimization and corporate initiatives, with the run rate to be achieved by the end of the second year following closing. The Company is confident in its ability to achieve these targets, given its strong track record of integrating operations and delivering on it commitments. Integration planning for the Western Refining acquisition is already underway and a planning team with representatives from both companies has been established to ensure an effective and efficient transition. Completion of the acquisition remains subject to the satisfaction or waiver of customary closing conditions, including the expiration or termination of the waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Company continues to expect the transaction to close in the second quarter of 2017. Tesoro looks forward to sharing additional information regarding integration and synergy delivery subsequent to the close of the transaction.

TLLP. In January, TLLP closed the previously announced North Dakota Gathering and Processing Assets acquisition for approximately $705 million. This acquisition includes over 650 miles of crude oil, natural gas and produced water gathering pipelines, 170 MMcf per day of natural gas processing capacity and 18,700 barrels per day of fractionation capacity in the Williston Basin in North Dakota.

ANNUAL IMPROVEMENTS TO OPERATING INCOME. Tesoro reiterated its market assumptions for 2017, which include a Tesoro Index of $12 to $14 per barrel and Marketing segment fuel margins of 11 to 14 cents per gallon. The Company also reiterated its commitment to delivering an estimated $475 to $575 million of annual improvements to operating income in 2017 which is comprised of $395 to $475 million from growth and productivity and $80 to $100 million from higher throughput and other operational improvements. These improvements consist of $305 to $355 million in Refining, $125 to $150 million in Logistics and $45 to $70 million in Marketing. All of these improvements exclude any expected synergies from the proposed Western Refining acquisition.

PUBLIC INVITED TO LISTEN TO ANALYST AND INVESTOR CONFERENCE CALL
At 7:30 a.m. CT tomorrow morning, Tesoro will live broadcast its conference call with analysts regarding first quarter 2017 results and other business matters. Interested parties may listen to the conference call by logging on to http://www.tsocorp.com.

ABOUT TESORO CORPORATION
Tesoro Corporation, a Fortune 100 company, is an independent refiner and marketer of petroleum products. Tesoro, through its subsidiaries, operates seven refineries in the western United States with a combined capacity of over 895,000 barrels per day and ownership in a logistics business, which includes an interest in Tesoro Logistics LP (NYSE: TLLP) and ownership of its general partner. Tesoro's retail-marketing system includes over 2,500 retail stations under the ARCO®, Shell®, Exxon®, Mobil®, USA Gasoline(TM), Rebel(TM) and Tesoro® brands.

This earnings release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation statements concerning: our operational, financial and growth strategies, including continued growth, maintaining a strong balance sheet, investing in high-return capital projects, pursuing strategic acquisitions, and returning cash to our shareholders; our ability to successfully effect those strategies and the expected timing and results thereof; our financial and operational outlook, and ability to fulfill that outlook; our financial position, liquidity and capital resources; expectations regarding future economic and market conditions and their effects on us; statements regarding the pending acquisition of Western Refining, and the expected benefits, timing and financing thereof; delivery of synergies; the amount and timing of future dividends; and our 2017 outlook, including expectations relating to the Tesoro Index, marketing segment fuel margins, annual improvements to operating income and the drivers thereof, including expectations with respect to each segment, total capital expenditures and the allocation thereof, turnaround expenditures, second quarter 2017 guidance, TLLP 2017 projected operating income and annual segment EBITDA, 2018 Marketing segment projected segment operating income and annual segment EBITDA, and 2017 North Dakota Gathering and Processing Assets projected net earnings and annual EBITDA. For more information concerning factors that could affect these statements, see our annual report on Form 10-K, quarterly reports on Form 10-Q, and other public filings and press releases, available at www.tsocorp.com. We undertake no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise.

Contact:

Investors:
Sam Ramraj, Vice President, Investor Relations, (210) 626-4757

Media:
Tesoro Media Relations, media@tsocorp.com, (210) 626-7702

(a)
As a performance benchmark, we utilize crack spreads and the Tesoro Index to measure the difference between market prices for crude oil and refined products. Crack spreads are a commonly used proxy within the industry to estimate or identify trends in gross refining margins, while the Tesoro Index is more specifically designed around Tesoro’s assets. Crack spreads and the Tesoro Index can fluctuate significantly over time as a result of market conditions and supply and demand balances. For example, The West Coast 321 crack spread is calculated using three barrels of Alaska North Slope crude oil (ANS) producing two barrels of Los Angeles CARB gasoline and one barrel of Los Angeles CARB diesel. In comparison the Tesoro Index uses several crude oils and approximately 8 to 10 products to provide a potentially closer representation of the trends in the available margin. Our actual gross refining margins differ from these crack spreads and the Tesoro Index based on the actual slate of crude oil we run at our refineries and the products we produce or yield.

TESORO CORPORATION
SECOND QUARTER 2017 GUIDANCE (Unaudited)

Throughput (Mbpd)
California	515 - 545
Pacific Northwest	160 - 170
Mid-Continent	100 - 115
Consolidated	775 - 830

Manufacturing Cost ($/throughput barrel)
California	$ 6.10 - 6.35
Pacific Northwest	$ 5.00 - 5.25
Mid-Continent	$ 5.50 - 5.75
Consolidated	$ 5.75 - 6.00

Corporate/System ($ millions)
Refining depreciation	$ 160
TLLP depreciation	$ 47
Marketing depreciation	$ 13
Corporate and other depreciation	$ 8
Corporate expense (before depreciation)	$ 95 - 100
Interest expense (before interest income)	$93
Noncontrolling Interest	$ 50 - 60

NON-GAAP MEASURES

Our management uses certain “non-GAAP” performance measures to analyze operating segment performance and “non-GAAP” financial measures to evaluate past performance and prospects for the future to supplement our GAAP financial information presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These financial non-GAAP measures are important factors in assessing our operating results and profitability and include:

•	EBITDA—U.S. GAAP-based net earnings before interest, income taxes, and depreciation and amortization expenses

•	Segment EBITDA—a segment’s U.S. GAAP operating income before depreciation and amortization expenses plus equity in earnings (loss) of equity method investments and other income (expense), net

•
Debt to capitalization ratio excluding TLLP—the ratio achieved by dividing the net result of our consolidated debt less all debt owed by TLLP (both net of unamortized issuance costs) by the sum of our consolidated debt less TLLP’s total debt (both net of unamortized issuance costs) and our total equity less noncontrolling interest associated with the public ownership of TLLP

We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to:

•	our operating performance as compared to other publicly traded companies in the refining, logistics and marketing industries, without regard to historical cost basis or financing methods;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Management also uses these measures to assess internal performance, and we believe they may provide meaningful supplemental information to the users of our financial statements. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. See the tables below for reconciliations between each non-GAAP financial measure and its most directly comparable U.S. GAAP financial measure.

ITEMS IMPACTING COMPARABILITY

The TLLP financial and operational data presented include the historical results of all assets acquired from Tesoro prior to the acquisition dates. The acquisitions from Tesoro were transfers between entities under common control. Accordingly, the financial information of TLLP contained herein has been retrospectively adjusted to include the historical results of the assets acquired in the acquisitions from Tesoro prior to the effective date of each acquisition for all periods presented. The TLLP financial data is derived from the combined financial results of the TLLP predecessor (the “TLLP Predecessor”). We refer to the TLLP Predecessor and, prior to each acquisition date, the acquisitions from Tesoro collectively, as “TLLP’s Predecessors.”

TESORO CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (In millions)

	March 31, 2017	December 31, 2016
ASSETS
Current Assets
Cash and cash equivalents (TLLP: $35 and $688, respectively)	$2,298	$3,295
Receivables, net of allowance for doubtful accounts	1,007	1,108
Inventories	2,624	2,640
Prepayments and other current assets	332	371
Total Current Assets	6,261	7,414
Property, Plant and Equipment, Net (TLLP: $3,986 and $3,444, respectively)	10,603	9,976
Other Noncurrent Assets, Net (TLLP: $1,594 and $1,478, respectively)	3,205	3,008
Total Assets	$20,069	$20,398

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$1,644	$2,032
Current maturities of debt	465	465
Other current liabilities	944	1,057
Total Current Liabilities	3,053	3,554
Deferred Income Taxes	1,493	1,428
Debt, Net of Unamortized Issuance Costs (TLLP: $3,765 and $4,053, respectively)	6,178	6,468
Other Noncurrent Liabilities	1,011	821
Total Equity	8,334	8,127
Total Liabilities and Equity	$20,069	$20,398

TESORO CORPORATION
RESULTS OF CONSOLIDATED OPERATIONS (Unaudited) (In millions, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Revenues	$6,638	$5,101
Costs and Expenses:
Cost of sales (excluding the lower of cost or market inventory valuation adjustment)	5,426	3,866
Lower of cost or market inventory valuation adjustment	—	147
Operating expenses	654	611
General and administrative expenses	136	82
Depreciation and amortization expenses	226	212
Loss on asset disposals and impairments	1	4
Operating Income	195	179
Interest and financing costs, net	(89)	(60)
Other income, net	2	9
Earnings Before Income Taxes	108	128
Income tax expense	21	30
Net Earnings From Continuing Operations	87	98
Earnings from discontinued operations, net of tax	—	11
Net Earnings	87	109
Less: Net earnings from continuing operations attributable to noncontrolling interest	37	40
Net Earnings Attributable to Tesoro Corporation	$50	$69

Net Earnings Attributable to Tesoro Corporation
Continuing operations	$50	$58
Discontinued operations	—	11
Total	$50	$69

Net Earnings Per Share - Basic:
Continuing operations	$0.43	$0.49
Discontinued operations	—	0.09
Total	$0.43	$0.58
Weighted average common shares outstanding - Basic	117.1	119.6

Net Earnings Per Share - Diluted:
Continuing operations	$0.42	$0.48
Discontinued operations	—	0.09
Total	$0.42	$0.57
Weighted average common shares outstanding - Diluted	118.1	121.2

TESORO CORPORATION
SELECTED SEGMENT OPERATING DATA (Unaudited) (In millions)

	Three Months Ended March 31,
	2017	2016
Earnings Before Income Taxes
Refining	$34	$(93)
TLLP	150	119
Marketing	133	227
Total Segment Operating Income	317	253
Corporate and unallocated costs	(122)	(74)
Operating Income	195	179
Interest and financing costs, net	(89)	(60)
Other income, net	2	9
Earnings Before Income Taxes	$108	$128
Depreciation and Amortization Expenses
Refining	$148	$148
TLLP	58	46
Marketing	13	12
Corporate	7	6
Total Depreciation and Amortization Expenses	$226	$212
Segment EBITDA
Refining	$181	$53
TLLP	210	175
Marketing	146	239
Total Segment EBITDA	$537	$467
Capital Expenditures
Refining	$132	$100
TLLP	45	60
Marketing	6	13
Corporate	43	15
Total Capital Expenditures	$226	$188

TESORO CORPORATION
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP (Unaudited) (In millions)

	Three Months Ended March 31,
	2017	2016
Reconciliation of Net Earnings to EBITDA
Net earnings	$87	$109
Depreciation and amortization expenses	226	212
Interest and financing costs, net	89	60
Income tax expense	21	30
EBITDA	$423	$411

Reconciliation of Refining Operating Income to Refining Segment EBITDA
Refining Segment Operating Income (Loss)	$34	$(93)
Depreciation and amortization expenses	148	148
Equity in loss of equity method investments	(2)	(2)
Other income, net	1	—
Segment EBITDA	$181	$53

Reconciliation of TLLP Operating Income to TLLP Segment EBITDA
TLLP Segment Operating Income	$150	$119
Depreciation and amortization expenses	58	46
Equity in earnings of equity method investments	2	4
Other income, net	—	6
Segment EBITDA	$210	$175

Reconciliation of Marketing Operating Income to Marketing Segment EBITDA
Marketing Segment Operating Income	$133	$227
Depreciation and amortization expenses	13	12
Segment EBITDA	$146	$239

TESORO CORPORATION
OTHER SUMMARY FINANCIAL INFORMATION (Unaudited) (In millions)

Western Refining Acquisition - Summary of Integration, Acquisition, and Deal-Related Costs (Consolidated)
	Three Months Ended
	December 31, 2016	March 31, 2017	Total
General and administrative expenses	$3	$16	$19
Interest and financing costs, net	21	17	38
Total before income taxes	$24	$33	$57

Components of Our Cash Flows
	Three Months Ended March 31,
	2017	2016
Cash Flows From (Used in):
Operating activities	$100	$184
Investing activities	(929)	(535)
Financing activities	(168)	(152)
Decrease in Cash and Cash Equivalents	$(997)	$(503)

Other Financial Information
	March 31, 2017	December 31, 2016
Total market value of TLLP units held by Tesoro (a)	$1,855	$1,730

Cash Distributions Received From TLLP (b):
	Three Months Ended March 31,
	2017	2016
For common units held	$31	$25
For general partner units held	46	25
Total Cash Distributions Received from TLLP	$77	$50

(a)
Represents market value of the 34,055,042 common units held by Tesoro at both March 31, 2017, and December 31, 2016, respectively. The market values were $54.47 and $50.81 per unit based on the closing unit price at March 31, 2017 and December 31, 2016, respectively.

(b)	Represents distributions received from TLLP during the three months ended March 31, 2017 and 2016 on common units and general partner units held by Tesoro.

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS (Unaudited) ($ in millions, except per barrel amounts)

	Three Months Ended March 31,
REFINING SEGMENT	2017	2016
Revenues
Refined products (c)	$5,812	$4,285
Crude oil resales and other	244	211
Refining Revenues	6,056	4,496
Cost of Sales
Cost of sales (excluding lower of cost or market adjustments) (d)	5,355	3,809
Lower of cost or market adjustments	—	147
Refining cost of sales	5,355	3,956
Gross refining margin (e)	701	540
Expenses
Operating expenses
Manufacturing costs	421	395
Other operating expenses	95	88
General and administrative expenses	2	2
Depreciation and amortization expenses	148	148
Other	1	—
Segment Operating Income (Loss)	$34	$(93)

Gross Refining Margin ($/throughput barrel) (e) (f)	$9.44	$7.59
Manufacturing Cost before Depreciation and Amortization Expenses ($/throughput barrel) (f)	$5.67	$5.55

Total Refining Segment
Throughput (Mbpd)
Heavy crude	157	176
Light crude	607	561
Other feedstocks	61	45
Total Throughput	825	782
Yield (Mbpd)
Gasoline and gasoline blendstocks	446	443
Diesel fuel	180	172
Jet fuel	114	116
Other	135	102
Total Yield	875	833
Refined Product Sales (Mbpd) (g)
Gasoline and gasoline blendstocks	500	522
Diesel fuel	191	196
Jet fuel	140	136
Other	116	98
Total Refined Product Sales	947	952

(c)	Refined product sales include intersegment sales to our Marketing segment of $3.7 billion and $3.0 billion for the three months ended March 31, 2017 and 2016, respectively.

(d)
Included in our Refining segment’s cost of sales were TLLP segment revenues for services provided to our refining segment of $203 million and $169 million for the three months ended March 31, 2017 and 2016, respectively. These amounts are eliminated upon consolidation.

(e)	Gross refining margin is equal to total revenues less total cost of sales, including any incremental expense or benefit associated with the LCM adjustments.

(f)
Management uses various measures to evaluate performance and efficiency and to compare profitability to other companies in the industry, including gross refining margin per barrel and manufacturing costs before depreciation and amortization expenses (“Manufacturing Costs”) per barrel. We calculate gross refining margin per barrel by dividing gross refining margin by total refining throughput during period presented. We calculate Manufacturing Costs per barrel by dividing Manufacturing Costs by total refining throughput.

(g)	Sources of total refined product sales include refined products manufactured at our refineries and refined products purchased from third parties.

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS (Unaudited) ($ in millions, except per barrel amounts)

	Three Months Ended March 31,
Refining By Region	2017	2016
California (Martinez and Los Angeles)
Revenues
Refined products (c)	$3,924	$2,947
Crude oil resales and other	144	80
Regional Revenue	4,068	3,027
Cost of Sales
Cost of sales (excluding LCM)	3,594	2,537
LCM	—	91
Regional Cost of Sales	3,594	2,628
Gross refining margin (e)	474	399
Expenses
Manufacturing costs	295	283
Other operating expenses	56	36
General and administrative expenses	2	2
Depreciation and amortization expenses	94	91
Other	1	—
Operating Income (Loss)	$26	$(13)

Gross refining margin per throughput barrel (e) (f)	$10.53	$9.51
Manufacturing costs per throughput barrel (f)	$6.56	$6.74
Capital Expenditures	$64	$57

Throughput (Mbpd)
Heavy crude	150	172
Light crude	310	264
Other feedstocks	40	25
Total Throughput	500	461

Yield (Mbpd)
Gasoline and gasoline blendstocks	288	280
Diesel fuel	103	97
Jet fuel	63	66
Other	86	60
Total Yield	540	503

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS (Unaudited) ($ in millions, except per barrel amounts)

	Three Months Ended March 31,
	2017	2016
Pacific Northwest (Washington and Alaska)
Revenues
Refined products (c)	$1,092	$782
Crude oil resales and other	53	28
Regional Revenue	1,145	810
Cost of Sales
Cost of sales (excluding LCM)	1,017	709
LCM	—	33
Regional Cost of Sales	1,017	742
Gross refining margin (e)	128	68
Expenses
Manufacturing costs	67	64
Other operating expenses	18	13
Depreciation and amortization expenses	27	23
Operating Income (Loss)	$16	$(32)

Gross refining margin per throughput barrel (e) (f)	$7.65	$4.02
Manufacturing costs per throughput barrel (f)	$4.00	$3.81
Capital Expenditures	$31	$30

Throughput (Mbpd)
Heavy crude	7	4
Light crude	163	167
Other feedstocks	16	15
Total Throughput	186	186

Yield (Mbpd)
Gasoline and gasoline blendstocks	83	85
Diesel fuel	35	35
Jet fuel	38	38
Other	37	34
Total Yield	193	192

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS (Unaudited) ($ in millions, except per barrel amounts)

	Three Months Ended March 31,
	2017	2016
Mid-Continent (North Dakota and Utah)
Revenues
Refined products (c)	$796	$556
Crude oil resales and other	47	102
Regional Revenue	843	658
Cost of Sales
Cost of sales (excluding LCM)	744	562
LCM	—	23
Regional Cost of Sales	744	585
Gross refining margin (e)	99	73
Expenses
Manufacturing costs	59	48
Other operating expenses	21	39
Depreciation and amortization expenses	27	34
Operating Loss	$(8)	$(48)

Gross refining margin per throughput barrel (e) (f)	$7.91	$5.94
Manufacturing costs per throughput barrel (f)	$4.72	$3.85
Capital Expenditures	$37	$13

Throughput (Mbpd)
Light crude	134	130
Other feedstocks	5	5
Total Throughput	139	135

Yield (Mbpd)
Gasoline and gasoline blendstocks	75	78
Diesel fuel	42	40
Jet fuel	13	12
Other	12	8
Total Yield	142	138

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS (Unaudited) ($ in millions, except per barrel amounts)

	Three Months Ended March 31,
TLLP SEGMENT	2017	2016
Segment Operating Income
Revenues
Gathering and Processing
NGL sales (h)	$83	$27
Gas gathering and processing	80	68
Crude oil and water gathering	39	35
Pass-thru and other revenue	43	32
Terminalling and transportation
Terminalling	145	108
Pipeline transportation	30	30
TLLP Revenues (d)	420	300
Expenses
Cost of NGL sales (h)(i)	59	—
Operating expenses (j)	126	110
General and administrative expenses (k)	27	24
Depreciation and amortization expenses	58	46
Gain on asset disposals and impairments	—	1
Segment Operating Income	$150	$119

Gathering and Processing
NGL sales (Mbpd) (l)	7.4	8.6
Average margin on NGL sales per barrel (h)(i)(m)	$39.15	$34.49
Gas gathering and processing throughput (thousands of MMBtu/d)	952	903
Average gas gathering and processing revenue per MMBtu (m)	$0.94	$0.83
Crude oil and water gathering volume (Mbpd)	253	216
Average crude oil and water gathering revenue per barrel (m)	$1.73	$1.77
Terminalling and Transportation
Terminalling throughput (Mbpd)	1,019	913
Average terminalling revenue per barrel (m)	$1.58	$1.31
Pipeline transportation throughput (Mbpd)	834	824
Average pipeline transportation revenue per barrel (m)	$0.40	$0.40

(h)
For the 2017 Quarter, TLLP had 21.1 Mbpd of gross natural gas liquids (“NGL”) sales under percent of proceeds (“POP”) and keep-whole arrangements. TLLP retained 7.4 Mbpd under these arrangements. The difference between gross sales barrels and barrels retained is reflected in cost of NGL sales resulting from the gross presentation required for the POP arrangements associated with the North Dakota Gathering and Processing Assets.

(i)
Included in cost of NGL sales for the 2017 Quarter were approximately $2 million of cost of sales related to crude oil volumes obtained in connection with the North Dakota Gathering and Processing Assets acquisition. The corresponding revenues were recognized in pass-thru and other revenue. As such, the calculation of the average margin on NGL sales per barrel excludes this amount.

(j)
TLLP segment operating expenses include amounts billed by Tesoro for services provided to TLLP under various operational contracts. Amounts billed by Tesoro totaled $39 million and $35 million for the 2017 Quarter and the 2016 Quarter, respectively. The net amounts billed include imbalance gains and reimbursements of $5 million and $7 million for the 2017 Quarter and the 2016 Quarter, respectively. These amounts are eliminated upon consolidation. TLLP segment third-party operating expenses related to the transportation of crude oil and refined products related to Tesoro’s sale of those refined products during the ordinary course of business are reclassified to cost of sales upon consolidation.

(k)
TLLP segment general and administrative expenses include amounts charged by Tesoro for general and administrative services provided to TLLP under various operational and administrative contracts. These amounts totaled $20 million and $17 million for the three months ended March 31, 2017 and 2016, respectively, and are eliminated upon consolidation. General and administrative expenses are reclassified to cost of sales as it relates to Tesoro’s sale of refined products in our statements of consolidated operations upon consolidation.

(l)	Volumes represent barrels sold under TLLP’s keep-whole arrangements, net barrels retained under its percent of proceeds (“POP”) arrangements and other associated products.

(m)	TLLP uses average margin per barrel, average revenue per MMBtu and average revenue per barrel to evaluate performance and compare profitability to other companies in the industry.

•	Average margin on NGL sales per barrel - calculated as the difference between the NGL sales and the costs associated with the NGL sales divided by total NGL sales volumes.

•	Average gas gathering and processing revenue per MMBtu - calculated as total gathering and processing fee-based revenue divided by total gas gathering throughput.

•	Average crude oil and water gathering revenue per barrel - calculated as total crude oil and water gathering fee-based revenue divided by total crude oil and water gathering throughput.

•	Average terminalling revenue per barrel - calculated as total terminalling revenue divided by total terminalling throughput.

•	Average pipeline transportation revenue per barrel - calculated as total pipeline transportation revenue divided by total pipeline transportation throughput.

There are a variety of ways to calculate these measures; other companies may calculate these in a different way.

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS (Unaudited) ($ in millions, except cents per gallon)

	Three Months Ended March 31,
MARKETING SEGMENT	2017		2016
Revenues
Fuel	$4,083		$3,298
Other non-fuel	21		20
Total Revenues	4,104		3,318
Cost of Sales
Fuel	3,881		2,996
Other non-fuel	4		4
Total Cost of Sales	3,885		3,000
Gross Margin
Fuel (n)	202		302
Other non-fuel	17		16
Total Gross Margins	219		318
Expenses
Operating expenses	68		72
General and administrative expenses	5		5
Depreciation and amortization expenses	13		12
Loss on asset disposals and impairments	—		2
Segment Operating Income	$133		$227

Fuel Sales (millions of gallons)	2,097		2,166
Fuel Margin (¢/gallon) (n)	9.6	¢	13.9	¢

Number of Branded Stations (at the end of the period)
MSO operated	595		591
Jobber/Dealer operated	1,918		1,845
Total Stations	2,513		2,436

(n)
Management uses fuel margin per gallon to compare fuel results to other companies in the industry. There are a variety of ways to calculate fuel margin per gallon and different companies may calculate it in different ways. We calculate fuel margin per gallon by dividing fuel gross margin by total fuel sales volumes during the period presented. Fuel margin and fuel margin per gallon include the effect of intersegment purchases from the Refining segment.

TESORO CORPORATION
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP (Unaudited) (in millions, except percentages)

TLLP 2017 Annual Expected Segment EBITDA
Reconciliation of Projected Operating Income to Projected Annual Segment EBITDA:
Projected operating income	$760
Add: Projected depreciation and amortization expenses	225
Add: Projected equity in earnings of equity method investments	15
Projected Annual Segment EBITDA	$1,000

2018 Annual Expected Marketing Segment EBITDA
Reconciliation of Projected Operating Income to Projected Annual Segment EBITDA:
Projected Marketing segment operating income	$950
Add: Projected depreciation and amortization expenses	50
Projected Annual Segment EBITDA	$1,000

North Dakota Gathering and Processing Asset Acquisition
2017 Expected Annual EBITDA
Reconciliation of Projected Net Earnings to Projected Annual EBITDA:
Projected net earnings	$ 65-75
Add: Projected depreciation and amortization expenses	35
Projected Annual EBITDA	$ 100-110

	March 31, 2017	December 31, 2016
Debt to Capitalization Ratio Excluding TLLP:
Tesoro consolidated debt (o)	$6,643	$6,933
TLLP debt (o)	3,766	4,054
Tesoro Debt Excluding TLLP (o)	$2,877	$2,879

Total equity	$8,334	$8,127
Noncontrolling interest	2,848	2,662
Tesoro Corporation Stockholders’ Equity	$5,486	$5,465

Tesoro debt, net of unamortized issuance costs, to capitalization ratio (o)	44%	46%
Tesoro debt, net of unamortized issuance costs, to capitalization ratio excluding TLLP and noncontrolling interest (o)	34%	35%

(o)	These amounts and calculations are shown net of unamortized issuance costs.

FORWARD LOOKING STATEMENTS

This communication contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Words such as “may,” “will,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the proposed acquisition by Tesoro of Western Refining, synergies and the shareholder value to result from the combined company. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, the expected timing and likelihood of completion of the proposed acquisition, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed acquisition that could reduce anticipated benefits or cause the parties to abandon the acquisition, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement for the acquisition, the risk that the parties may not be able to satisfy the conditions to the proposed acquisition in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed acquisition, the risk that any announcements relating to the proposed acquisition could have adverse effects on the market price of Tesoro’s common stock or Western Refining’s common stock, the risk that the proposed acquisition and its announcement could have an adverse effect on the ability of Tesoro and Western to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies, the risk that the combined company may not buy back shares, the risk of the amount of any future dividend Tesoro may pay, and other factors. All such factors are difficult to predict and are beyond Tesoro’s control, including those detailed in Tesoro’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and registration statement on Form S-4 filed with the SEC on December 14, 2016, as amended (the “Form S-4”) that are available on its website at http://www.tsocorp.com and on the SEC’s website at http://www.sec.gov, and those detailed in Western Refining’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on Western Refining’s website at http://www.wnr.com and on the SEC website at http://www.sec.gov. Tesoro’s and Western Refining’s forward-looking statements are based on assumptions that Tesoro and Western Refining believe to be reasonable but that may not prove to be accurate. Tesoro and Western Refining undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, except as required by applicable law or regulation. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

NO OFFER OR SOLICITATION:

This communication relates to a proposed business combination between Western Refining and Tesoro. This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, any securities in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

ADDITIONAL INFORMATION AND WHERE TO FIND IT:

In connection with the proposed transaction, Tesoro has filed with the SEC, and the SEC has declared effective, a registration statement on Form S-4 (Reg. No. 333-215080 ), containing a joint proxy statement/prospectus of Tesoro and Western, which proxy statement/prospectus was first mailed to Tesoro and Western stockholders on February 17, 2017. This communication is not a substitute for the registration statement, proxy statement/prospectus or any other documents that Tesoro or Western may file with the SEC or send to stockholders in connection with the proposed transaction. STOCKHOLDERS OF TESORO AND WESTERN ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE FORM S-4 AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS INCLUDED THEREIN, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain copies of these documents, including the proxy statement/prospectus, and other documents filed with the SEC (when available) free of charge at the SEC’s website, http://www.sec.gov. Copies of documents filed with the SEC by Tesoro will be made available free of charge on Tesoro’s website at http://www.tsocorp.com or by contacting Tesoro’s Investor Relations Department by phone at 210-626-6000. Copies of documents filed with the SEC by Western will be made available free of charge on Western’s website at http://www.wnr.com or by contacting Western’s Investor Relations Department by phone at 602-286-1530 or 602-286-1533.